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                As filed with the Securities and Exchange Commission
                                  on April 7, 1995
                                                       Registration No. 33-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   IGI, INC.
               (Exact Name of Registrant as Specified in its Charter)

                 Delaware                               01-0355758
         (State or Other Jurisdiction of             (I.R.S. Employer
         Incorporation or Organization)              Identification Number)

         Wheat Road & Lincoln Avenue, Buena, New Jersey      08310
            (Address of Principal Executive Offices)       (Zip Code)

                                   IGI, INC.
                        NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                             Edward B. Hager, M.D.
                            Chief Executive Officer
                                   IGI, Inc.
                          Wheat Road & Lincoln Avenue
                            Buena, New Jersey 08310
                    (Name and Address of Agent for Service)

                                   (609) 697-1441
            (Telephone Number, Including Area Code, of Agent For Service)

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                        CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
         Title of                    Maximum    Maximum
         Securities     Amount       Offering   Aggregate    Amount of
         to be          to be        Price      Offering     Registration
         Registered     Registered   Per Share  Price        Fee
         ----------     ----------   ---------  ---------    ------------
         Common Stock,  250,000      $15.00(1) $3,750,000(1)  $1,294
         $.01 par        shares
         value

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         (1)  Estimated solely for the purpose of calculating the registration fee, and based upon the average of the reported high and low prices of the Registrant's Common Stock on the American Stock Exchange on April 3, 1995 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

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            PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                   The information required by Part I is included in documents sent or given to participants in the Registrant's Non-Qualified Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

            PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Certain Documents by Reference

                   The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

                   (1) The Registrant's latest annual report filed pursuant to
              Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                   (2) All other reports filed pursuant to Section 13(a) or
              15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                   (3) The description of the Common Stock, $.01 par value per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4.   Description of Securities

                   Not applicable.

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         Item 5.   Interests of Named Experts and Counsel

                   Not applicable.

         Item 6.   Indemnification of Directors and Officers

                   Section 145 of the Delaware General Corporation Law, as amended (the "Delaware General Corporation Law"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

              Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

              Article NINTH of the Registrant's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, the Registrant will indemnify each person whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to or covered by said section.

              Article ELEVENTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

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         Item 7.   Exemption from Registration Claimed

                   Not applicable.

         Item 8.   Exhibits

                   The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.   Undertakings

                   1.   The Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales
                   are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                        (2) That, for the purpose of determining any liability
                   under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
                   post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification

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         against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, New Hampshire on the 7th day of April, 1995.

                                                  IGI,  INC.

                                                  /s/ Edward B. Hager
                                                  -----------------------
                                                  Chairman and
                                                  Chief Executive Officer


                                   POWER OF ATTORNEY

              We, the undersigned officers and directors of IGI, Inc., hereby severally constitute Edward B. Hager, John P. Gallo, Henry A. Malkasian and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable IGI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

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              Pursuant to the requirements of the Securities Act of 1933, this
         Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature              Title                     Date

         /s/ Edward B. Hager         Chairman and Chief        April 7, 1995
         --------------------------  Executive Officer
         Edward B. Hager             (Principal Executive
                                     Officer)

         /s/ John P. Gallo           President and Director    April 7, 1995
         --------------------------
         John P. Gallo

         /s/ Donald J. MacPhee       Vice President            April 7, 1995
         --------------------------  and Controller (Principal
         Donald J. MacPhee           Financial and Accounting
                                     Officer)

         /s/ Henry A. Malkasian      Director                  April 7, 1995
         --------------------------
         Henry A. Malkasian

         /s/ Jane E. Hager           Director                  April 7, 1995
         --------------------------
         Jane E. Hager

         /s/ David G. Pinosky        Director                  April 7, 1995
         --------------------------
         David G. Pinosky

         /s/ John O. Marsh, Jr.      Director                  April 7, 1995
         --------------------------
         John O. Marsh, Jr.

         /s/ Terrence O'Donnell      Director                  April 7, 1995
         --------------------------
         Terrence O'Donnell

         /s/ Dick Cheney             Director                  April 7, 1995
         --------------------------
         Dick Cheney

         /s/ Constantine L. Hampers  Director                  April 7, 1995
         --------------------------
         Constantine L. Hampers

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                                 Exhibit Index

    Exhibit
    Number       Description                                         Page

       4.1       Certificate of Incorporation of
                 the Registrant, as amended (incorporated
                 by reference to Exhibit 4.1 to the
                 Registrant's Registration Statement
                 on Form S-8 (File No. 33-63700) filed on
                 June 2, 1993)                                       *

       4.2       By-laws of the Registrant, as
                 amended (incorporated by reference
                 to Exhibit (2)(b) to the Registrant's
                 Registration Statement on Form S-18
                 (File No. 2-72262-B) filed on
                 May 12, 1981)                                       *

       4.3       Specimen stock certificate for shares
                 of Common Stock, par value $.01 per share
                 (incorporated by reference to Exhibit (4)
                 to the Registrant's Annual Report on
                 Form 10-K for the fiscal year ended
                 December 31, 1989, filed April 2, 1990
                 (the "1989 Form 10-K"))                             *

       4.4       Rights Agreement by and between the Registrant
                 and Fleet National Bank dated as of March 19,
                 1987 (incorporated by reference to Exhibit (4)
                 to the Registrant's Current Report on Form 8-K,
                 dated as of March 26, 1987)                         *

       4.5 Amendment to Rights Agreement by and among the Registrant, Fleet National Bank and State Street
                 Bank and Trust Company dated as of March 23, 1990 (incorporated by reference to Exhibit (10)(g) to
                 the 1989 Form 10-K)                                 *

       5         Opinion of Hale and Dorr                            9

      23.1       Consent of Coopers & Lybrand L.L.P.                 11

      23.2       Consent of Hale and Dorr
                 (included in Exhibit 5)

      24         Power of Attorney (included on the
                 signature pages of this Registration Statement)
    ---------
    *Incorporated herein by reference.

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